Exhibit 99.1
Penumbra, Inc. Reports Fourth Quarter and Full Year 2017 Financial Results

ALAMEDA, CA, February 27, 2018 (PR Newswire) - Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the fourth quarter and full year ended December 31, 2017.

Financial Highlights:

•	Revenue of $96.1 million for the fourth quarter of 2017, an increase of 31.4%, or 29.7% in constant currency[1], over the fourth quarter of 2016.

•	Revenue of $333.8 million for the full year 2017, an increase of 26.8%, or 26.4% in constant currency[1], over the prior year.

Fourth Quarter 2017 Financial Results
Total revenue grew to $96.1 million for the fourth quarter of 2017 compared to $73.1 million for the fourth quarter of 2016, an increase of 31.4%, or 29.7% on a constant currency basis. The United States represented 64% of total revenue and international represented 36% of total revenue for the fourth quarter of 2017. Revenue from sales of neuro products grew to $67.3 million for the fourth quarter of 2017, an increase of 31.1%, or 29.2% on a constant currency basis. Revenue from sales of peripheral vascular products grew to $28.7 million for the fourth quarter of 2017, an increase of 32.1%, or 30.9% on a constant currency basis.

Gross profit was $63.7 million, or 66.3% of total revenue, for the fourth quarter of 2017, compared to $46.6 million, or 63.7% of total revenue, for the fourth quarter of 2016.

Total operating expenses were $59.9 million, or 62.3% of total revenue, for the fourth quarter of 2017, compared to $47.7 million, or 65.3% of total revenue, for the fourth quarter of 2016. R&D expenses were $8.4 million for the fourth quarter of 2017, compared to $6.1 million for the fourth quarter of 2016. SG&A expenses were $51.5 million for the fourth quarter of 2017, compared to $41.6 million for the fourth quarter of 2016.

Operating income was $3.9 million for the fourth quarter of 2017, compared to an operating loss of $1.2 million for the fourth quarter of 2016.

As of December 31, 2017, cash and cash equivalents and marketable investments totaled $214.6 million.

Full Year 2017 Financial Results
Total revenue grew to $333.8 million for the year ended December 31, 2017, compared to $263.3 million for 2016, an increase of 26.8%, or 26.4% in constant currency. The United States represented 66% of total revenue and international represented 34% of total revenue for the year ended December 31, 2017. Revenue from sales of neuro products grew to $232.4 million for 2017, an increase of 25.3%, or 24.9% on a constant currency basis. Revenue from sales of peripheral vascular products grew to $101.3 million for 2017, an increase of 30.3%, or 30.0% on a constant currency basis.

Gross profit was $217.1 million, or 65.1% of total revenue, for the year ended December 31, 2017, compared to $170.8 million, or 64.9% of total revenue, for the year ended December 31, 2016.

Total operating expenses were $216.0 million, or 64.7% of total revenue, for the year ended December 31, 2017, compared to $172.2 million, or 65.4% of total revenue, for the year ended December 31, 2016. R&D expenses were $31.7 million for the year ended December 31, 2017, compared to $23.9 million for the year ended December 31, 2016. SG&A expenses were $184.3 million for the year ended December 31, 2017, compared to $148.3 million for the year ended December 31, 2016.

1 Constant currency results are non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” herein for important information about our use of constant currency results (including reconciliations to the most comparable GAAP measures).

Operating income was $1.2 million for the year ended December 31, 2017, compared to operating loss of $1.4 million for the year ended December 31, 2016.

Full Year 2018 Financial Outlook
Penumbra projects total revenue for 2018 to be in the range of $400 to $405 million.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss financial results for the fourth quarter and year ended December 31, 2017 after market close on Tuesday, February 27, 2018 at 5:00 PM Eastern Time. The conference call can be accessed live over the phone by dialing (866) 393-4306 for domestic callers or (734) 385-2616 for international callers (conference id: 6884769), or the webcast can be accessed on the “Events” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for two weeks following the completion of the call.

About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets medical devices and has a broad portfolio of products that addresses challenging medical conditions and significant clinical needs. Penumbra sells its products to hospitals primarily through its direct sales organization in the United States, most of Europe, Canada and Australia, and through distributors in select international markets. The Penumbra logo is a trademark of Penumbra, Inc. For more information, visit www.penumbrainc.com.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses the following non-GAAP financial measures in this press release: a) constant currency and b) adjusted net income (loss).

Constant Currency. The Company's constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Adjusted net income (loss). The Company defines adjusted net income (loss) as net income (loss), net of the income tax expense related to the Tax Cuts and Jobs Act of 2017 (the Tax Reform Act), the excess tax benefits associated with share-based compensation arrangements, and our net valuation allowance.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider adjusted net income (loss) a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of the income tax expense related to the Tax Reform Act, the excess tax benefits associated with share-based compensation arrangements, and our net valuation allowance.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2017 the we expect to file with the SEC on or before March 1, 2018. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$50,637	$13,236
Marketable investments	163,954	115,517
Accounts receivable	58,007	43,335
Inventories	94,901	73,012
Prepaid expenses and other current assets	14,735	18,727
Total current assets	382,234	263,827
Property and Equipment, net	30,899	21,464
Intangible assets, net	23,778	—
Goodwill	8,178	—
Long-term investments	3,872	—
Deferred taxes	26,690	22,476
Other non-current assets	1,016	487
Total assets	$476,667	$308,254
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$6,757	$4,110
Accrued liabilities	44,825	31,690
Total current liabilities	51,582	35,800
Deferred Rent	6,199	5,083
Other non-current liabilities	18,478	824
Total liabilities	76,259	41,707
Stockholders’ Equity:
Preferred stock	—	—
Common stock	33	31
Additional paid-in capital	396,810	273,865
Accumulated other comprehensive income (loss)	1,569	(4,688)
Retained earnings (accumulated deficit)	1,996	(2,661)
Total stockholders’ equity	400,408	266,547
Total liabilities and stockholders’ equity	$476,667	$308,254

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$96,051	$73,105	$333,764	$263,317
Cost of revenue	32,324	26,525	116,622	92,488
Gross profit	63,727	46,580	217,142	170,829
Operating expenses:
Research and development	8,401	6,113	31,661	23,875
Sales, general and administrative	51,470	41,619	184,316	148,304
Total operating expenses	59,871	47,732	215,977	172,179
Income (loss) from operations	3,856	(1,152)	1,165	(1,350)
Interest income, net	727	623	2,653	2,323
Other expense, net	(677)	(986)	(1,342)	(1,842)
Income (loss) before income taxes and equity in losses of unconsolidated investees	3,906	(1,515)	2,476	(869)
(Benefit from) provision for income taxes	(5,904)	881	(3,611)	(15,683)
Income (loss) before equity in losses of unconsolidated investees	9,810	(2,396)	6,087	14,814
Equity in losses of unconsolidated investees	(727)	—	(1,430)	—
Net income (loss)	$9,083	$(2,396)	$4,657	$14,814
Net income (loss) per share:
Basic	$0.27	$(0.08)	$0.14	$0.49
Diluted	$0.25	$(0.08)	$0.13	$0.44
Weighted average shares used to compute net income (loss) per share:
Basic	33,606,943	31,045,700	32,978,065	30,464,583
Diluted	35,833,621	31,045,700	35,319,103	33,478,078

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2017	2016	$	%	$	$	%
United States	$61,615	$48,620	$12,995	26.7%	$—	$12,995	26.7%
International	34,436	24,485	9,951	40.6%	(1,237)	8,714	35.6%
Total	$96,051	$73,105	$22,946	31.4%	$(1,237)	$21,709	29.7%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2017	2016	$	%	$	$	%
Neuro	$67,324	$51,353	$15,971	31.1%	$(975)	$14,996	29.2%
Peripheral Vascular	28,727	21,752	6,975	32.1%	(262)	6,713	30.9%
Total	$96,051	$73,105	$22,946	31.4%	$(1,237)	$21,709	29.7%

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2017	2016	$	%	$	$	%
United States	$219,173	$176,104	$43,069	24.5%	$—	$43,069	24.5%
International	114,591	87,213	27,378	31.4%	(922)	26,456	30.3%
Total	$333,764	$263,317	$70,447	26.8%	$(922)	$69,525	26.4%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2017	2016	$	%	$	$	%
Neuro	$232,446	$185,533	$46,913	25.3%	$(743)	$46,170	24.9%
Peripheral Vascular	101,318	77,784	23,534	30.3%	(179)	23,355	30.0%
Total	$333,764	$263,317	$70,447	26.8%	$(922)	$69,525	26.4%

1See “Non-GAAP Financial Measures” above for important information about our use of non-GAAP measures and further information about our calculation of constant currency results.

Penumbra, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP net income (loss)	$9,083	$(2,396)	$4,657	$14,814
GAAP net income (loss) includes the effect of the following items:
Effect of the Tax Reform Act rate change on the net deferred tax assets[2]	15,414	—	15,414	—
Excess tax benefits related to stock compensation awards[3]	(3,597)	(454)	(22,679)	(17,189)
Net valuation allowance[4]	(17,356)	—	2,409	—
Adjusted net income (loss)	$3,544	$(2,850)	$(199)	$(2,375)

1See “Non-GAAP Financial Measures” above for important information about our use of non-GAAP measures and further information about our adjusted net income (loss).

2On December 22, 2017, the Tax Reform Act was enacted into law. This new tax law, among other changes, reduces the Company's U.S. federal statutory corporate income tax rate from 34% to 21% effective January 1, 2018. During the three months and year ended December 31, 2017, the Company recorded a one-time income tax expense adjustment related to the revaluation of its deferred taxes due to a reduction of the U.S. federal statutory corporate income tax rate.

3In the fourth quarter of 2016, the Company early adopted Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, using a modified retrospective approach which requires that all excess tax benefits and tax deficiencies related to share-based compensation arrangements be recognized as income tax benefit or expense, instead of in stockholders' equity as previous guidance required. The Company was required to reflect any adjustments as of January 1, 2016, the beginning of the annual period that includes the interim period of adoption.

4In the fourth quarter of 2017, the Company recorded a tax benefit of $19.8 million related to the release of a valuation allowance, partially offset by a tax expense of $2.4 million related to a valuation allowance established against our federal research and development credit deferred tax assets.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.